CHUKCHANSI ECONOMIC DEVELOPMENT AUTHORITY

                           Offer for all outstanding
                    14 1/2% Series A Senior Notes due 2009
                                in exchange for
                    14 1/2% Series B Senior Notes due 2009
                          which have been registered
                 under the Securities Act of 1933, as amended

                   Pursuant to the Prospectus, dated , 2003

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  |     THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON   |
  |           , 2003 UNLESS EXTENDED.                                         |
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To Brokers, Dealers, Commercial Banks,
    Trust Companies and Other Nominees:


         Your prompt action is requested. The Exchange Offer will expire at
5:00 p.m., New York City time, on      , 2003, unless extended (the "Expiration
Date"). Old Notes (as defined below) tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date. Please furnish copies of the enclosed materials as quickly as possible to those of your clients for whom you hold Old Notes (as defined below) in your name or in the name of your nominee.

         The Chukchansi Economic Development Authority (the "Authority"), a wholly-owned enterprise of the Picayune Rancheria of Chukchansi Indians (the "Tribe") is offering, upon and subject to the terms and conditions set forth
in the Prospectus, dated        , 2003 (the "Prospectus"), and the enclosed
letter of transmittal (the "Letter of Transmittal"), to exchange (the "Exchange Offer") its 14 1/2% Series B Senior Notes due 2009, which have been registered under the Securities Act of 1933, as amended, for its outstanding 14 1/2% Series A Senior Notes due 2009 (the "Old Notes"). The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated October 8, 2002 by and among the Authority, the Tribe and the initial purchasers referred to therein.

         We are requesting that you contact your clients for whom you hold Old Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, or who hold Old Notes registered in their own names, we are enclosing the following documents.

         1. Prospectus dated         , 2003;

         2. The Letter of Transmittal for your use and for the information of your clients;

         3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Old Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date or if the procedure for book-entry transfer cannot be completed on a timely basis; and





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         4. A form of letter which may be sent to your clients for whose account you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer.

         To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Old Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

         If a registered holder of Old Notes desires to tender Old Notes, but such Old Notes are not immediately available, or time will not permit such holder's Old Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under the caption "The Exchange Offer - Guaranteed Delivery Procedures."

         The Authority will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Old Notes held by them as nominee or in a fiduciary capacity. The Authority will pay or cause to be paid all transfer taxes applicable to the exchange of Old Notes pursuant to the Exchange Offer, except as set forth in Instruction 5 of the Letter of Transmittal.

         Any inquiries you may have with respect to the procedure for tendering Old Notes pursuant to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to U.S. Bank, N.A., the Exchange Agent for the Exchange Offer, at its address and telephone number set forth on the front of the Letter of Transmittal.

                                    Very truly yours,

                                    THE CHUKCHANSI ECONOMIC
                                    DEVELOPMENT AUTHORITY


         NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE AUTHORITY, THE TRIBE OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures





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